UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)


                                Delaware                                            13-3891329
               (State of incorporation or organization)                (I.R.S. Employer Identification No.)

                          World Financial Center,
                             New York, New York                                        10281
               (Address of principal executive offices)                              (Zip Code)

         Securities to be registered pursuant to Section 12(b) of the Act:

                           Title of each class                            Name of each exchange on which
                           to be so registered                            each class is to be registered

                        PPLUS Class A 6.30% Trust                              New York Stock Exchange
                        Certificates Series RRD-1
                          (the "Certificates")

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
     [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
     [ ]

       Securities Act registration file number to which this form relates:
                                  333-116208-03

       Securities to be registered pursuant to Section 12(g) of the Act:
                                      None


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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant's Securities to be Registered.

              The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Description of the Trust Certificates;" "Description of the Underlying Securities;" and "United States Federal Income Tax Consequences" in the registrant's preliminary prospectus supplement dated February 23, 2006 (the "Preliminary Prospectus Supplement"), and "Description of the Certificates" in the registrant's prospectus dated September 28, 2004 (the "Prospectus"), which descriptions are incorporated herein by reference. The registrant filed the Preliminary Prospectus Supplement with the Securities and Exchange Commission (the "SEC") on February 24, 2006 pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended.

Item 2.    Exhibits

              1. Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-29015, dated September 17, 1997) (the "Registration Statement") and is incorporated herein by reference.

              2. By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

              3. Standard Terms for Trust Agreements dated November 5, 2004 (the "Standard Terms") are set forth as Exhibit 4 to the Form 8-A (No. 001-32364) dated November 24, 2004 and filed by the registrant with the SEC on November 24, 2004 and are incorporated herein by reference.

              4. Form of PPLUS Trust Series RRD-1 Supplement (the "Series Supplement") to the Standard Terms.

              5.      Form of the Certificate.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     MERRILL LYNCH DEPOSITOR, INC.


Date: March 1, 2006            By: /s/ Stephan Kuppenheimer
                                  -------------------------
                                     Name:  Stephan Kuppenheimer
                                     Title: President